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                                                                  EXHIBIT 10.40


                               AMENDMENT TO LEASE


         THIS AMENDMENT TO LEASE is entered into this 18th day of February, 2003, by and between REHCO, L.L.C., an Oklahoma limited liability company ("Landlord") and HOWARD-H, INC., a Delaware corporation ("Tenant").

         WHEREAS, Landlord and Tenant executed that certain Lease Agreement dated December 13, 2002 (the "Lease"), whereby Landlord leased to Tenant that improved real property located in Oklahoma County, Oklahoma, more fully described on Exhibit "A" attached to and incorporated in the Lease (the "Land"); and

         WHEREAS, the Landlord has completed certain improvements on the Premises. Landlord and Tenant desire to amend the Base Rent based on the value of the improvements; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties, Landlord and Tenant hereby agree and amend the Lease as follows:

         1. TERM OF LEASE. Article 2 of the Lease is hereby amended and restated as follows:

                  "Article 2 Term of Lease. Unless sooner terminated as herein provided, this Lease shall continue in effect for a term ("TERM") commencing on the Commencement Date and ending at 11:59 p.m., Oklahoma City, Oklahoma time, on the first date to occur of December 31, 2027 or the Early Termination Date. The EARLY TERMINATION DATE shall be December 31, 2017 or December 31, 2022; whichever of such dates (each of which dates is herein referred to as a "POSSIBLE EARLY TERMINATION DATE") is designated by Tenant, in its sole discretion, in a written notice delivered to Landlord no less than six months prior to the Early Termination Date."

         2. BASE RENT. The first sentence of Section 3.1 of the Lease is hereby amended and restated as follows:

                  "Section 3.1 Base Rent. Subject to the terms and provisions contained in this Section 3.1, Tenant shall pay Landlord monthly Base Rent of Forty Four Thousand Three Hundred Seventy Six and No/100 Dollars ($44,376.00), in advance on or before the first day of each calendar month during the Term, subject to adjustment as hereafter provided."

         3. COMMENCEMENT DATE. Section 3.1(b) of the Lease is hereby amended and restated as follows:

                  "3.1(b) As used herein, "COMMENCEMENT DATE" means the date hereof and the term "LEASE YEAR" means the 12-month period commencing on February 18, 2003 and each subsequent 12-month period during the Term."

         4. EFFECT OF THIS AMENDMENT. Each defined term used but not otherwise defined in this Amendment shall have the meaning assigned to it in the Lease. In the event of any



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              conflict between this Amendment and the Lease, this Amendment shall control. As amended hereby, the Lease is ratified and confirmed and shall remain in full force and effect in accordance with its terms.



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         This signature page is attached to that certain Amendment to Lease as of the date and year first above written.


                                       "LANDLORD"

                                       REHCO, L.L.C., an Oklahoma limited
                                       liability company


                                       By: /s/ ROBERT E. HOWARD II
                                          --------------------------------------
                                          Robert E. Howard II, Manager


                                       "TENANT"

                                       HOWARD-H, INC., a Delaware corporation



                                       By: /s/ SCOTT L. THOMPSON
                                          --------------------------------------
                                          Scott L. Thompson, Vice President